Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$18,985,940
Unrealized Gain (Loss) on Market Value of Commodity Futures	33,348,632
Dividend Income	3,762
Interest Income	1,213
ETF Transaction Fees	4,000
Total Income (Loss)	$52,343,547

Expenses
General Partner Management Fees	$130,543
Professional Fees	103,524
Brokerage Commissions	54,474
Directors' Fees and insurance	6,297
NYMEX License Fee	3,264
Total Expenses	$298,102
Net Income (Loss)	$52,045,445

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$245,592,025
Withdrawals (1,600,000 Shares)	(19,827,534)
Net Income (Loss)	52,045,445

Net Asset Value End of Month	$277,809,936
Net Asset Value Per Share (21,784,588 Shares)	$12.75

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596